                              QuesTec Imaging, Inc.

                           PRIVATE PLACEMENT OFFERING
                    SUBSCRIPTION AGREEMENT AND QUESTIONNAIRE

     AGREEMENT, effective this 1st day of October, 1997, between Questec Imaging, Inc., a corporation incorporated under the laws of British Columbia (the "Company"), and _____________ (the "Subscriber").

                                    RECITALS

     A. The Company desires to provide financing for itself by selling to accredited investors, shares (the "Shares") of the Company's Common Stock, without par value (the "Common Stock"), for an aggregate purchase price of not more than $800,000.

     B. Purchase of the Shares involves significant investment risks. The shares are being offered to only accredited investors as such term is defined under Regulation D of the Securities and Exchange Commission ("SEC").

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Purchase of Shares.

     The Company agrees to sell to the Subscriber, and the Subscriber agrees to purchase from the Company, Shares for the aggregate purchase price set forth in the signature page hereof. The number of Shares to be issued to the Subscriber hereunder on or before December 31, 1997 shall be equal to a quotient, the numerator of which shall be the aggregate purchase price paid by the Subscriber to the Company hereunder and the denominator of which shall be Zero Dollars and Twenty-one Cents ($.21). The number of Shares to be issued to the Subscriber hereunder from and after November 1, 1997 shall be equal to a quotient, the numerator of which shall be the aggregate purchase price paid by the Subscriber to the Company hereunder and the denominator of which shall be the closing bid price (adjusted as set forth below) of the Common Stock on the business day immediately preceding receipt by the Company of a fully-executed copy of this Agreement and the purchase price to be paid hereunder; it being understood and agreed, however, that for the purposes hereof, such closing bid price shall be discounted by the following percentages in the event that this Agreement is executed and this Agreement and the purchase prices to be paid hereunder are received by the Company on or before the dates set forth opposite such percentages:

    Percentage                       Date
    30%                        December 31, 1997
    25%                        January 31, 1997
    20%                        February 28, 1998

     2. Payment of Purchase Price.

     Concurrently with the delivery of this Agreement, the Subscriber has delivered a check or made a wire transfer in the amount set forth in the signature page hereof, in payment of the purchase price for the Shares. Checks shall be made payable, or wired funds shall be sent, to: Chase Manhattan Bank, ABA 021000021, FBO A/C#910-2-758829 Escrow incoming Wire Acct., FFC: E00704 Questec Imaging, Inc., Attn: Connie Hum.

     3. Representations and Warranties of the Company.

     (a) The Shares will be, when issued, delivered and paid for in accordance with this Agreement, duly and validly issued, fully paid and non-assessable; all presently outstanding shares of Common Stock of the Company have been duly authorized, validly issues and are fully paid and non-assessable; the Shares are not being issued in violation of the preemptive rights of any of the Company's security holders, and there are no outstanding options, warrants or rights or other agreements outstanding or in existence entitling any person to purchase or otherwise acquire, or any outstanding securities convertible or exchangeable into, any capital stock or other securities of the Company, other than (1) the options and warrants described in Exhibit A, attached hereto, and
(ii) an agreement with Alexander, Wescott of a warrant to purchase up to 1,000,000 shares of Common Stock; all corporate action required to be taken by the Company prior to the issuance and sale of the Shares to qualified subscribers has been or, prior to the sale thereof, will have been taken.

     (b) The authorized capital stock of the Company consists of 50,000,000 shares divided into 40,000,000 shares of Common Stock, without par value, and 10,000,000 shares of Preferred Stock, with par value, of which approximately 16,770,000 shares of such Common Stock are issued and outstanding and 0 shares of such Preferred Stock are issued and outstanding.

     (c) The Company is duly incorporated, validly existing and in good standing as a corporation under the British Columbia.

     (d) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its activities or its ownership or leasing of property requires such qualification.

     (e) This Agreement has been duly and validly authorized and executed and delivered by and on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally.

     (f) The Company is not in violation of (i) any term or provision of its charter or bylaws or (ii) any material term or provision of any indenture, mortgage, deed of trust, note, license agreement, or other material agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its material assets, property or business is or may be subject, or (iii) any material term of any significant indebtedness, or (iv) of any statute or (v) any material judgment, decree, order, rule or regulation applicable to the Company of any court, regulatory body or administrative agency or other federal, state or other governmental body, domestic or foreign, having jurisdiction over it or its material assets, property or business, which violation or violations, either in any case or in the aggregate, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company; and the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated, and the compliance by the Company with the terms of this Agreement will not result in any such violation or violations. All material licenses, approvals or permits from the federal or any state, local or foreign government or agency thereof having jurisdiction over the Company reasonably required for the conduct of the business or operations of the Company have been obtained and are outstanding, and there are no proceedings pending or to the Company's knowledge threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

     (g) There are no actions, investigations, statutes, rules or regulations or other proceedings of any nature in effect or pending or to the Company's knowledge threatened, as the case may be, which, either in any case or in the aggregate, if decided adversely, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company or which question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement. The Company hereby advises the Subscriber, however, that the Company has been named as a defendant in an action entitled Charles F. Mehler, Plaintiff, vs. Questec Imaging, Inc. fka SZL Sportsight, Inc., Defendant, filed in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida. Notwithstanding the foregoing, however, the Company hereby represents and warrants to the Subscriber that, if decided adversely, such action will not result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company and that such action does not question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement.

     (h) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, other than placement agent fees as described in the Memorandum.

     (i) The Company's unaudited financial statements and notes thereto provided to the Subscriber present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods covered thereby and are all, except for the lack of footnotes in the unaudited financial statements, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. Since the dates of the unaudited financial statements, there has been no material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company.

     (j) The Company has filed each tax return which is required to be filed, or has requested an extension therefor and has paid or otherwise provided for all taxes shown on such return and all related assessments to the extent that the same have become due, provided, however, that the Company has accrued during the past three years, but not paid, up to $50,000.00 in Canadian taxes and has accrued since December 1995, but not paid, up to $ 150,000.00 in United States federal withholding taxes, all of which the Company hereby represents and warrants shall be paid within thirty (30) days from the date hereof.

     (k) All information from the Company which is included in this Subscription Agreement is accurate and complete and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. Representations and Warranties of the Subscriber.

     The Subscriber hereby represents, warrants and acknowledges to the Company as follows:

     (a) The Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Subscriber or its advisors. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by the Subscriber shall modify, amend or affect the Subscriber's right to rely on the Company's representations and warranties contained in Section 3 above. The Subscriber acknowledges that, in making the decision to purchase the Shares, it has relied solely upon independent investigations made by it and not upon any representations made by the Company with respect to the Company or the Shares, other than those representations set forth in Section 3 hereof.

     (b) This Agreement has been executed and delivered by the Subscriber and is a valid and binding agreement enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights generally, and the Subscriber has full power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

     (c) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over the Subscriber is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of the Subscriber's obligations hereunder.

     (d) The Subscriber understands that no United States or other governmental agency has passed on or made any recommendation or endorsement of the Shares.

     (e) The Subscriber understands that the Shares are being offered and sold in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

     (f) The Subscriber is acquiring the Shares pursuant to this Agreement for investment for its own account and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof.

     (g) The Subscriber realizes that the Shares are speculative, illiquid and involve a high degree of risk, including the risks of receiving no return on the investment and of losing the investment in the Company.

     (h) The Subscriber is able to bear the economic risk of investment in the Shares, including the total loss of such investment.

     (i) The Subscriber believes that subscribing for the Shares pursuant to the terms of this Agreement is an appropriate and suitable investment for the Subscriber.

     (j) The Subscriber is experienced and knowledgeable in financial and business matters, and is capable of evaluating the merits and risks of purchasing securities of the Company.

     (k) The Subscriber is a resident of the State of ____________.

     (l) The Subscriber is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and (check all that apply):

          [ ] (i) A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

          [ ] (ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

          [ ] (iii) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

          [ ] (iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

          [ ] (v) A private business development company.

          [ ] (vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

          [ ] (vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

          [ ] (viii) A trust with assets in excess of $5,000,000.

          [ ] (ix) A director or an executive officer of the Company.

          [ ] (x) An entity in which all of the equity owners are accredited investors.

          [ ] (xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more of items (i)-(x), above. Also check the item(s) [(i)-(x)] that applies.

     The Company reserves the right to request additional information from the Subscriber to verify the information represented by the Subscriber herein.

  5. Investment Purpose in Acquiring the Shares.

     The Subscriber and the Company acknowledge that the securities comprising the Shares have not been registered under the Securities Act, or applicable state securities laws, and that such securities will be issued to Subscriber in reliance on exemptions from the registration requirements of the Securities Act and applicable state securities laws, based in part on Subscriber's representations and undertakings contained herein, including Subscriber's investment intent. The Subscriber has no present intention to divide his participation with others or to resell or otherwise dispose of all or any part of the Shares.

  6. Compliance with Securities Act.

     The Subscriber agrees that if the Shares or any part thereof are to be sold or transferred by the Subscriber in the future, the Subscriber will sell or distribute them pursuant to the requirements of the Securities Act and applicable state securities laws. The Subscriber agrees that the Subscriber will not transfer any part of the Shares without (i) obtaining an opinion of counsel satisfactory in form and substance to the counsel for the Company to the effect that such transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws or (ii) undertaking the required registration.

  7.  Restrictive Legend.

     Subscriber agrees that the Company may place a restrictive legend on the documents representing the securities comprising the Shares containing substantially the following language:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, or transferred in the absence of either an effective registration under federal and state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under such laws."

  8. Stop Transfer Order.

     The Subscriber agrees that the Company may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing the securities comprising the Shares.

  9. Knowledge of Restrictions Upon Transfer of the Shares.

     The Subscriber understands that the securities comprising the Shares are not freely transferable and may in fact be prohibited from sale for an extended period of time and that, as a consequence thereof, the undersigned must bear the economic risk of investment in the Shares for an indefinite period of time and may have extremely limited opportunities to dispose of the Shares.

  10. Registration and Other Rights with regard to the Shares.

     (a) If any time prior to the fifth anniversary of the delivery of the purchase price set forth in the signature page hereof to the Company, the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or its then equivalent relating to equity securities issuable in connection with any acquisition of any entity or business or equity securities issuable under a stock option or other employee benefit plan) the Company shall send to the Subscriber written notice of such determination and, if within twenty (20) days after the effective date of such notice, the Subscriber shall so request in writing, the Company shall include in such Registration Statement all or any part of the Shares the Subscriber requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s) judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Shares with respect to which the Subscriber has requested inclusion hereunder, provided, however, that the Company shall not exclude any Shares unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Shares, and provided, further, however, that after giving effect to the immediately proceeding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than other holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. If an offering in connection with which the Subscriber is entitled to registration under this paragraph (c) is an underwritten offering, then the Subscriber shall, unless otherwise agreed by the Company, offer and sell the Shares included in such Registration Statement in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

     (b) In connection with the filing of a registration statement pursuant to this section, the Company shall:

      i) notify the Subscriber as to the filing and status thereof and of all amendments thereto filed prior to the effective date of said registration statement;

      ii) notify such Subscriber promptly after it shall have received notice of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed;

      iii) prepare and file without expense to such Subscriber any necessary amendment or supplement to such registration statement or prospectus as may be necessary to comply with the 1933 Act or advisable in connection with the proposed distribution of the securities by such Subscriber;

      iv) take all reasonable steps to qualify the Shares for sale under the securities or blue sky laws of such reasonable number of states as such Subscriber may designate in writing and to register or obtain the approval of any federal or state authority which may be required in connection with the proposed distribution, except in each case, in jurisdictions in which the Company must either qualify to do business or file a general consent to service of process as a condition of the qualification of such securities;

      v) notify such Subscriber of any stop order suspending the effectiveness of the registration statement and use reasonable best efforts to remove such stop order;

      vi) undertake to keep such registration statement and prospectus effective for a period of twelve months after its effective date;

      vii) furnish to such Subscriber as soon as available, copies of any such registration statement and each preliminary or final prospectus and any supplement or amendment required to be prepared pursuant to the foregoing provisions of this section, all in such quantities as such Subscriber may from time to time reasonably request.

     (c) The Subscriber agrees to pay any underwriting discounts and commissions, transfer taxes, registration fees and his own counsel fees with respect to the Shares being registered. The Company will pay all other costs and expenses in connection with a registration statement to be filed pursuant to this Section 10 including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of its accountants, and all other costs and expenses incident to the preparation, printing and filing under the Act of any such registration statement, each prospectus and all amendments and supplements thereto, for costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as the Subscriber have designated, including fees and disbursements of counsel for the Company, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to such Subscriber.

     (d) The Company agrees to enter into an appropriate cross-indemnity agreement with any underwriter (as defined in the Securities Act) for such Subscriber in connection with the filing of a registration statement pursuant to this section.

     (e) If the Company shall file any registration statement including therein all or any part of the Shares held by the Subscriber, the Company and each Subscriber shall enter into an appropriate cross-indemnity agreement whereby the Company shall indemnify and hold harmless the Subscriber against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading unless such statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by any such Subscriber, and each such Subscriber shall indemnify and hold harmless the Company, each of its directors and officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished or required to be furnished by such Subscriber expressly for use in such registration statement.

     (f) For a period of one year after the effective date of the registration statement filed pursuant to this Section 10, the Company at its expense will file such post-effective amendments as may be necessary to make available for use a prospectus meeting the requirements of the Securities Act. The Company will cause copies of such prospectus to be delivered to any person selling the shares of Common Stock as may be required by the Securities Act and the rules and regulations of the SEC.

     11. Representations to Survive Delivery.

     The representations, warranties, and agreements of the Company and of the Subscriber contained in this Agreement will remain operative and in full force and effect and will survive the payment of the purchase price pursuant to
Section 2 above and the delivery of certificates representing the securities comprising the Shares.

     12. Miscellaneous. (a) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

     (b) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

     (c) Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any third party, and this Agreement shall be effective only as between the parties hereto and their respective successors, heirs and permitted assigns.

     (d) Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     (e) Notices. Any notice hereunder to or upon either party hereto shall be deemed to have been duly given for all purposes if (a) in writing and sent by
(i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first class mail, to such party at the following address:

    To Subscriber:      at its address set forth on the signature page hereof

    To the Company at:  160 A West Industry Court
                        Deer Park, NY 11729

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and of the United States of America, without regard to choice of law provisions.

     (g) Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

     (h) Disputes and Jurisdiction. Disputes arising under this Agreement shall be resolved in a federal or state court of general jurisdiction sitting in the County and State of New York. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of such court.

     (i) Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

     (j) Assignment, Etc. This Agreement may not be assigned without the prior written consent of the parties, and any purported assignment without such consent shall be void and without effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

     (k) Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

     (l) Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

     (m) Further Assurances. Each party hereto covenants and agrees promptly to execute, delivery, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

     (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.


                                          ----------------------------------
                                          Subscriber (Signature)

                                          ----------------------------------
                                          Subscriber (Signature, if more
                                          than one investor)


                                          ----------------------------------
                                          Print Name


                                          ----------------------------------
                                          Print Name (If more than one investor)


                                          ----------------------------------
                                          Address

     The Company hereby accepts the subscription evidenced by this Subscription Agreement and Questionnaire:

                                           QUESTEC IMAGING, INC.

                                           By:
                                              ----------------------------
                                              Name:
                                              Title:



Dated:
     -----------------------------

                             SUBSCRIBER INFORMATION

--------------------------------------------------------------------------------
(Please print name(s) in which the Shares are to be issued)


--------------------------------------------------------------------------------
Taxpayer I.D. No.                                 Taxpayer I.D. No.
                                                  (If more than one investor)


--------------------------------------------------------------------------------
Street Address



--------------------------------------------------------------------------------
City                             State                      Zip Code


--------------------------------------------------------------------------------
Telephone Number


--------------------------------------------------------------------------------
Occupation

Check One:


[ ] Individual Ownership                   [ ] Tenants in Common

[ ] Joint Tenants (JTWROS)                 [ ] Corporation

[ ] Partnership                            [ ] Other

                            CERTIFICATE OF SIGNATORY

     (To be completed if Shares are being subscribed for by an Entity)

     I,_________________________, am the_____________________of ___________
_________ (the "Entity").

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and Questionnaire and to purchase and hold the Shares, and certify further that such Subscription Agreement and Questionnaire has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.


IN WITNESS WHEREOF, I have set my hand this ______ day of _______________, 1997.



                                                   -----------------------------
                                                   (Signature)


                                                   -----------------------------
                                                   (Title)

                                                   -----------------------------
                                                   (Print Name)